Exhibit 1(a)(5)

AMENDMENT NO. 1 TO MASTER AGENCY AGREEMENT

     AMENDMENT No. 1 dated as of November 21, 2008 (“Amendment No. 1”) to the Master Agency Agreement dated December 1, 2005, as amended by an Addendum dated as of October 12, 2006 and a Master Addendum dated as of February 4, 2008 between JPMorgan Chase & Co. (the “Company”) and the agents party thereto (the “Agents”).

WITNESSETH:

     WHEREAS, the Company and each Agent are parties to a Master Agency Agreement dated as of December 1, 2005 (as amended or supplemented prior to the date hereof, the “Master Agency Agreement”) in connection with the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series E (the “Notes”), its Global Warrants, Series E (the “Warrants”), and its Global Units, Series E (the “Units”). The Notes have been, and will be, issued, either alone or as part of a Unit, from time to time pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (as may be supplemented or amended from time to time, the “Indenture”). The Notes, the Warrants and the Units were previously registered under a Registration Statement on Form S-3 file No. 333-130051 (the “Original Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended.

     WHEREAS, the Company has filed a Registration Statement on Form S-3 file No. 333-        (the “New Registration Statement”) with the Commission under the Securities Act, which replaces the Original Registration Statement.

     WHEREAS, the parties desire to amend the Master Agency Agreement to reflect the filing of the New Registration Statement.

     WHEREAS, the entry into this Amendment No. 1 to the Master Agency Agreement by the parties hereto is in all respects authorized by the provisions of the Master Agency Agreement.

     NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE 1
AMENDMENTS

     Section 1.01. Amendment to Section 1. The first paragraph of Section 1 of the Master Agency Agreement is deleted and replaced in its entirety with the following:

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     “1. Introduction. JPMorgan Chase & Co., a Delaware corporation (the “Company”), confirms its agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Company under the Registration Statement referred to below of its Global Medium-Term Notes, Series E, (the “Notes”), its Global Warrants, Series E (the “Warrants”) and its Global Units, Series E (the “Units” and, together with the Notes, Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement, the “Program Securities”). The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”).”

     Section 1.02. Amendments to Section 2.

     (a) Section 2(a) of the Master Agency Agreement is deleted and replaced in its entirety with the following:

     “(a) A Registration Statement on Form S-3 (File No. 333-        ) relating to the Program Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and has become effective and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or any offering of the Program Securities has been initiated or threatened by the Commission. Such registration statement, as amended or supplemented from time to time, including on the Closing Date (as defined in Section 6 below), including the documents incorporated therein by reference is hereinafter referred to as the “Registration Statement” and the prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements, prospectus addenda, index supplements, underlying supplements and/or final pricing supplements setting forth the terms of the Program Securities, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement, product supplement(s), prospectus addenda, index supplement(s), underlying supplement(s) and/or final pricing supplement(s) have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the “Prospectus”.”

     (b) Section 2(b) of the Master Agency Agreement is deleted and replaced in its entirety with the following:

     “(b) On the date it most recently became effective under the Act, the Registration Statement conformed in all material respects to the requirements of

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the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 7(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.”

     (c) In the third paragraph of Section 2(c) of the Master Agency Agreement (the definition of “Time of Sale Information”), the words “each product supplement” are deleted and replaced with the words “each prospectus addendum, product supplement, index supplement, underlying supplement”.

     (d) In the second sentence of Section 2(d) of the Master Agency Agreement, the words “when taken together with the product supplement(s)” are deleted and replaced with the words “when taken together with any prospectus addenda, applicable product supplement(s), any applicable index supplement(s), any applicable underlying supplement(s)”.

     (e) In the last paragraph of Section 2 of the Master Agency Agreement (being the paragraph immediately following Section 2(i) of the Master Agency Agreement), the words “Section 1(g)” an “1(h)” are deleted and replaced with the words “Section 2(g)” and “2(h)”, respectively.

     Section 1.03. Amendments to Section 3.

     (a) In Section 3(b) of the Master Agency Agreement, the words “including by the applicable product supplement” are deleted and replaced with the words “including by a prospectus addenda, the applicable product supplement and/or applicable index supplement and/or applicable underlying supplement.”

     Section 1.04. Amendment to Section 5(b).

     (a) Section 5(b) of the Master Agency Agreement is deleted and replaced in its entirety with the following:

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     “(b) The Company will advise each Agent promptly of any proposal to amend or supplement the Time of Sale Information, the Prospectus or the Registration Statement or to register the Program Securities under any additional or replacement registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent). The Company will also advise each Agent promptly of (i) the filing with the Commission of each amendment or supplement to the Prospectus or the Registration Statement and each such additional or replacement registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent), (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any such additional or replacement registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible and (iii) receipt by the Company of any notification with respect to the suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.”

     Section 1.05. Amendments to Section 6.

     (a) In Section 6(c)(x) of the Master Agency Agreement, the words “on December 1, 2005” are deleted and replace with the words “on or before the date hereof”.

     (b) In Section 6(d)(ii) of the Master Agency Agreement, the words “on the date of this Agreement” and “as of the date of this Agreement” are deleted and replace with the words “on the effective date of the Registration Statement” and “as of such effective date”, respectively.

     (c) Section 6(g) of the Master Agency Agreement is deleted in its entirety.

     (d) In Section 6(h) of the Master Agency Agreement, the words “one or more opinions” are deleted and replaced with the words “one or more opinions and/or negative assurance letters”.

     (e) In the second paragraph of Section 6 of the Master Agency Agreement, the words “Such opinion” are deleted and replaced with the words “Such opinion and/or negative assurance letter”

     (f) The last three paragraphs of Section 6 of the Master Agency Agreement are deleted and replaced in their entirety with the following:

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     “In the event that, after the Closing Date, the Company shall determine to (x) register a portion of the Program Securities under, in addition to the Registration Statement referred to in Section 2(a) above, a different registration statement or registration statements or (y) file a new registration statement to replace the Registration Statement referred to in Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 5(b), (f), (g), (h) and (i) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such new or replacement registration statement or post-effective amendments to the Registration Statement shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company and the Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e), (f) and (h) of this Section 6, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) are being delivered, executed by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any other Executive Officer of the Company or any member of the Borrowings Committee of the Company’s Board of Directors, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement, any Free Writing Prospectus relating to the Program Securities and any prospectus included in such registration statement filed after the date hereof relating to the Program Securities.

     For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Program Securities or, in the case of clause (y) in the immediately preceding paragraph, such replacement registration statement, in each case as amended or supplemented; the term “Closing Date” shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

     In the case of Additional Agents, the conditions set forth in paragraphs (c), (d), (e), (f) and (h) of this Section 6 shall be deemed satisfied by the delivery to the Additional Agents of copies of the documents delivered pursuant to such paragraphs on the Closing Date.”

     Section 1.06. Amendments to Section 7.

     (a) Section 7(d) of the Master Agency Agreement is deleted and replaced in its entirety with the following:

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     “(d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause PricewaterhouseCoopers LLP to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit E; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Board of Directors of the Company and the Agents and dated such date, to the effect set forth in Section 6(f), insofar as Section 6(f) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit E with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would, but for this proviso, be required to furnish such a letter and (ii) such letter to the effect set forth in Section 6(f) with respect to the most recent Annual Report of the Company on Form 10-K.”

     (b) In Section 7(e) of the Master Agency Agreement, the words “or KPMG LLP, as the case may be,” (which appear twice) are deleted.

     Section 1.07. Amendments to Exhibits. The Exhibits to the Master Agency Agreement are deleted and replaced in their entirety with the corresponding Exhibits to this Amendment No. 1.

ARTICLE 2
MISCELLANEOUS PROVISIONS

     Section 2.01. Effectiveness. This Amendment No. 1 shall become effective as of the date on which each of the conditions in Section 6 of the Master Agency Agreement, as amended pursuant to the provisions herein, shall have been satisfied or duly waived by the Agents.

     Section 2.02. Other Terms of Master Agency Agreement. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Master Agency Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

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     Section 2.03. Definitions; Governing Law; Counterparts. Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement and not defined herein shall have the meaning set forth in the Master Agency Agreement.

     This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York. This Amendment No. 1 may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

     Section 2.04. Amendments or Waivers. No amendment or waiver of any provision of the Master Agency Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE & CO.

By:	/s/ LE ROY DAVIS
Name: Le Roy Davis Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ NICOLA TIPPINS
Name: Nicola Tippins Title: Managing Director

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UBS FINANCIAL SERVICES, INC.

By:
Name: Title:

By:
Name: Title:

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JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, acting through “JPMORGAN PRIVATE BANK”

By:
Name: Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, acting through “JPMORGAN PRIVATE CLIENT SERVICES”

By:
Name: Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name: Title:

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KEY BANK, NATIONAL ASSOCIATION

By:
Name: Title:

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EXHIBIT A

Agent

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: Transaction Execution Group, 7th Floor (facsimile No. (212) 834-6702)

A-1

EXHIBIT B

JPMORGAN CHASE & CO.

Global Medium-Term Notes, Series E
Global Warrants, Series E
Global Units, Series E
FORM OF AGENT ACCESSION LETTER

[date]

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:

     JPMorgan Chase & Co., a Delaware corporation (the “Company”) is a party to a Master Agency Agreement dated as of December 1, 2005 (as may be supplemented or amended from time to time, including pursuant to an Addendum dated October 12, 2006, a Master Addendum dated February 4, 2008 and an Amendment No. 1 dated November 21, 2008) (the “Master Agency Agreement”) among the Company and each agent signatory thereto (the “Existing Agents”) with respect to the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series E, (the “Notes”), its Global Warrants, Series E (the “Warrants”) and its Global Units, Series E (the “Units” and, together with the Notes, Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the “Program Securities”). The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”). The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Program Securities, on terms substantially the same as those contained in the Master Agency Agreement. A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Program Securities attached thereto as Exhibit C, is attached hereto.

     In accordance with Section 3(c) of the Master Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement.

     You represent and warrant that you are actually engaged in the investment banking or securities business and that you are a member in good standing of the Financial Industry Regulatory Authority. (“FINRA”). You agree that in making sales of

Program Securities, you will comply with all applicable rules of FINRA, including without limitation, NASD Rules 2720(l) and 2740 (the “Rules”). You represent and warrant that you are fully familiar with the above provisions of the Rules.

     You represent that you understand the requirements of NASD Notice-to-Members 88-101 relating to participation by FINRA members in shelf offerings. You agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this letter, if a selling concession, discount or other allowance is granted to you, you will comply with NASD Rule 2740.

     You agree that in selling Program Securities pursuant to any offering (which agreement shall also be for the benefit of the Company or other seller of such Program Securities) you will comply with all applicable rules and regulations, including the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the offering, including Rule 15c2-8 of the Exchange Act, NASD Rule 2310, NYSE Rule 405 and any other laws, rules or regulations regarding distribution of Prospectuses, suitability or diligence to accounts.

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 14 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

     Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

     Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 9 of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 9(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Program Securities.

     This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

     If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, JPMORGAN CHASE & CO.

By:
Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written

[Insert name of Additional Agent and information pursuant to Section 14 of the Master Agency Agreement]

EXHIBIT C

JPMORGAN CHASE & CO.

GLOBAL MEDIUM-TERM NOTES, SERIES E
GLOBAL WARRANTS, SERIES E
GLOBAL UNITS, SERIES E

ADMINISTRATIVE PROCEDURES

November 21, 2008

     The offering of Global Medium-Term Notes, Series E, (the “Notes”), Global Warrants, Series E (the “Warrants”) and Global Units, Series E (the “Units” and, together with the Notes, Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the “Program Securities”) are to be offered on a continuing basis by JPMorgan Chase & Co. (the “Company”). Pursuant to a Master Agency Agreement dated as of December 1, 2005 (as may be supplemented or amended from time to time, including pursuant to an Addendum dated October 12, 2006, a Master Addendum dated February 4, 2008 and an Amendment No. 1 dated November 21, 2008) (the “Master Agency Agreement”) between the Company and each agent signatory thereto to which these administrative procedures (the “Procedures”) are attached as an exhibit, certain firms and corporations (each an “Agent” and collectively the “Agents”) have agreed, as agents of the Company, to solicit purchases of the Program Securities issued in fully registered form. The Program Securities are being sold by the Company to the Agents pursuant to the Master Agency Agreement and, if applicable, one or more terms agreements substantially in the form attached to the Master Agency Agreement as Exhibit D, D-1, and D-2 (each a “Terms Agreement”). The Program Securities have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”). Capitalized terms not otherwise defined in these Procedures shall have the meanings ascribed to them in the Master Agency Agreement.

     The Warrants will be issued, either alone or as part of a Unit, pursuant to the provisions of a Warrant Agreement between the Company and a warrant agent to be appointed by the Company, substantially in the form of one of the agreements filed as an exhibit to the Registration Statement referred to below (each a “Warrant Agreement”).

     The Units will be issued pursuant to a Unit Agreement among the Company and a unit agent to be appointed by the Company substantially in the form of the agreement filed as an exhibit to the Registration Statement (each a “Unit Agreement”). Units may include one or more (i) Notes, (ii) Warrants or (iii) any combination thereof. The applicable Term Sheet will specify whether the Notes and/or Warrants comprised by a Unit may or may not be separated from the Unit.

     Program Securities other than Notes, Warrants, Units or any combination thereof, whether issued alone or as part of a Unit, will have the terms as set forth in supplements to the Prospectus and Term Sheets.

     The Bank of New York Mellon (“BoNY”) will be the Registrar, Transfer Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. For the purposes of these Procedures, BoNY shall also refer to any designee of BoNY under the Paying Agent, Registrar, Transfer Agent and Authenticating Agreement dated as of October 2, 2006 between the Company, the Trustee and The Bank of New York Mellon with respect to the Notes. Each Note, each Warrant and each Unit will be represented by, in the case of the Notes, a Global Note, in the case of the Warrants, a Global Warrant, and in the case of the Units, a Global Unit (each as defined below) delivered to BoNY, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (in the case of a Note, a “Book-Entry Note,” in the case of a Warrant, a “Book-Entry Warrant,” and, in the case of a Unit, a “Book-Entry Unit”). Each Note or Warrant or other Program Security which may be included in any Unit will be issued in the corresponding global form. Except as set forth in the Indenture, in the case of Notes, any Warrant Agreement, in the case of Warrants or any Unit Agreement, in the case of Units, an owner of a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit (or of any Note or Warrant included in such Book-Entry Unit), as the case may be, will not be entitled to receive a Certificated Note (including with respect to a Book-Entry Note included in a Book-Entry Unit), a Certificated Warrant (including with respect to a Book-Entry Warrant included in a Book-Entry Unit) or a Certificated Unit. The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. The Company will advise the Agents and BoNY in writing of those persons handling administrative responsibilities with whom the Agents and BoNY are to communicate regarding orders to purchase the Program Securities and the details of their delivery.

     Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes, Book-Entry Warrants and Book-Entry Units, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth herein as they may subsequently be amended as the result of changes in DTC’s operating procedures. Unless otherwise defined herein, terms defined in the Indenture, any Warrant Agreement, the Unit Agreement, the Notes, the Warrants and the Units shall be used herein as therein defined. The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Program Securities and the related settlement details. To the extent the procedures set forth below conflict with the provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, DTC’s operating requirements or the Master Agency Agreement, the relevant provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, DTC’s operating requirements and the Master Agency Agreement shall control.

ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES, BOOK-ENTRY
WARRANTS AND BOOK-ENTRY UNITS

     In connection with the qualification of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units for eligibility in the book-entry system maintained by DTC, BoNY will perform the custodial, document control and administrative functions described below. BoNY will perform such functions in accordance with its obligations under a Letter of Representations from the Company to DTC dated as of May 23, 2002 and as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, one or more Book-Entry Warrants or one or more Book-Entry Units, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a “Global Warrant”), with a notional amount of up to U.S. $500,000,000 that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms, and in the case of Units, a single global unit in fully registered form (a “Global Unit”), representing up to U.S. $500,000,000 face amount that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms. Each Global Note and each Global Warrant, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication, or countersignature as the case may be, by BoNY and each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit. Each Global Note, whether issued alone or as part of a Unit, will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes, Book-Entry Warrants and Book-Entry Units may be payable in either U.S. dollars or other specified currencies. No Global Note, Global Warrant or Global Unit will represent, any Certificated Note, Certificated Warrant or Certificated Unit, as the case may be.

Preparation of Term Sheet:

If any order to purchase a Book-Entry Note, Book- Entry Warrant or Book-Entry Unit is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet (a “Term Sheet”) reflecting the terms of such Note, Warrant or Unit. The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term Sheet with the Commission as required by Rule 433 under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note, Book-Entry Warrant or Book- Entry Unit, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request. The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note, Warrant or Unit.

In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use. Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.

Note Maturities:	Unless otherwise specified in the applicable pricing supplement, each Book-Entry Note will mature on a date not less than nine months or more than thirty years after the Original Issue Date for such Note.

Denominations:

Unless otherwise specified in the applicable Term Sheet, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in the applicable Term Sheet. Global Notes, Global Warrants and Global Units will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S. $500,000,000, in the case of Global Warrants, in aggregate notional amounts not to exceed U.S. $500,000,000, and, in the case of Global Units, in aggregate face amounts not to exceed U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, or one or more Book-Entry Warrants having an aggregate notional amount in excess of U.S. $500,000,000, or one or more Book- Entry Units having an aggregate face amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, Global Warrant or Global Unit, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes, one Global Warrant will be issued to represent each aggregate notional amount of U.S. $500,000,000 of such Book-Entry Warrant or Warrants, and one Global Unit will be issued to represent each aggregate face amount of U.S. $500,000,000 of such Book-Entry Unit or Units and an additional Global Note, Global Warrant or Global Unit, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes, aggregate notional amount of such Book-Entry Warrant or Warrants or aggregate face amount of such Book-Entry Unit or Units. In such a case, each of the Global Notes, Global Warrants or Global Units representing such Book-Entry Note or Notes, such Book-Entry Warrant or Warrants, or such Book-Entry Unit or Units, as the case may be, shall be assigned the same CUSIP number.

Delivery of Confirmation and Prospectus, Product Supplement and Term Sheet to Purchaser by each Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered, or otherwise made available, a copy of the Prospectus, including the applicable product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.

For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.

In addition, such Agent will deliver to purchasers of the Notes the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Master Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes, Book-Entry Warrants or Book-Entry Units. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and BoNY whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement. Subject to the provisions of the Master Agency Agreement, the Company may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities. The Company will provide the Agents and BoNY with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Note, a Book-Entry Warrant or a Book-Entry Unit and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such Warrant or, in the case of the Unit, the completion and issuance of the Global Unit representing such Unit (and of each security comprised by such Unit) shall constitute “settlement” with respect to such Note, Warrant or Unit, as the case may be. All orders accepted by the Company will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale

Information or Free Writing Prospectus, which shall be no earlier than the next Business Day.

Settlement Procedures:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book- Entry Note, each Book-Entry Warrant and each Book-Entry Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

	A.	In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

		1.	Principal amount.

		2.	Maturity Date.

		3.	In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

		4.	Redemption or repayment provisions, if any.

		5.	Ranking.

		6.	Settlement date and time (Original Issue Date).

		7.	Interest Accrual Date.

	8.	Price.

	9.	Agent’s commission, if any.

	10.	Specified Currency.

	11.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

	12.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

	13.	Whether the Company has the option to reset the Spread or Spread Multiplier of the Note.

	14.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

	15.	Any other applicable provisions.

B.	In the case of a Book-Entry Warrant (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant and of the following settlement information:

	1.	Designation of the Series of Warrants: [Call][Put] Warrants.

	2.	Warrant Property.

	3.	Aggregate Number of Warrants.

	4.	Price to Public.

	5.	Warrant Exercise Price.

	6.	Agent’s commission, if any.

	7.	Dates upon which Warrants may be exercised.

	8.	Expiration Date.

	9.	Form.

	10.	Currency in which exercise payments shall be made.

	11.	Minimum number of Warrants exercisable by any holder on any day.

	12.	Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner].

	13.	Formula for determining Cash Settlement Value.

	14.	Exchange Rate (or method of calculation).

	15.	Whether the Company or the holder is the writer of the Warrant.

	16.	Any other applicable provisions.

C.	In the case of a Book-Entry Unit, the Agent will advise the Company by telephone that such Unit is a Book-Entry Unit, of the information set forth in Settlement Procedures “A” above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit, of the information set forth in Settlement Procedures “B” above with respect to any Book-Entry Warrants that constitute a part of such Book-Entry Unit and of the following information:

	1.	Face Amount.

	2.	Agent’s commission, if any

	3.	Designation of the Securities comprised by such Units:

		a.	Notes (See Settlement Procedures “A” ) and

		b.	Warrants (See Settlement Procedures “B”).

	4.	Whether, and the terms under which, the Securities comprised by such Unit will be separately tradeable.

	5.	Any other provisions applicable to

the Unit (other than those provisions applicable to the securities comprised by such Unit).

D.	The Company will advise BoNY by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A,” “B” and “C” above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance. BoNY will then assign a CUSIP number to the Global Note representing a Note, whether issued alone or as part of a Unit, and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Company and BoNY of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for (i) the Global Warrant representing a Warrant, whether issued alone or as part of a Unit, and (ii) the Global Unit representing a Unit, and, in each case will notify the Company and BoNY of such CUSIP number(s) by telephone as soon as practicable.

E.	BoNY will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

	1.	The information set forth in “Settlement Procedure” “A,” “B” and “C” above, as applicable.

	2.	The Initial Interest Payment Date for the Notes, whether issued alone or as part of a Unit, the number of days by which such date succeeds the related DTC Record Date and, if known, the amount of interest payable on such Initial Interest Payment Date.

	3.	The CUSIP number of the Global Note (whether issued alone or as part of a Unit), Global Warrant (whether issued alone or as part of a Unit) and Global Unit, as applicable.

	4.	Whether the Global Note, Global Warrant or Global Unit will represent any other Book-Entry Note, Book-Entry Warrant or Book- Entry Unit, as the case may be (to the extent known at such time).

	5.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and BoNY.

F.	BoNY will, as applicable, authenticate, complete and deliver the Global Note representing the Note, countersign and deliver the Global Warrant representing the Warrant, and complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or by countersigning and delivering any Global Warrant included in such Unit).

G.	DTC will credit such Note, Warrant or Unit to BoNY’s participant account at DTC.

H.	BoNY will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note, Warrant or Unit, as the case may be, to BoNY’s participant account and credit such Note, Warrant or Unit to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit BoNY’s settlement account for an amount equal to the price of such Note, Warrant or Unit, as the case may be, less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by BoNY to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated, the Global Warrant representing a Book-Entry Warrant has been countersigned and delivered, or a Global Unit representing a Book-Entry Unit has been completed.

I.	Unless the Agent is the end purchaser of a Note, Warrant or Unit, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note, Warrant or Unit to the Agent’s participant account and credit such Note, Warrant or Unit to the participant accounts of the Participants with respect to such Note, Warrant or Unit and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note, Warrant or Unit.

J.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.	BoNY will credit to the account of the Company maintained at BoNY, New York, New York, in funds available for immediate use in the amount transferred to BoNY in accordance with “Settlement Procedure” “H”.

L.	Unless the Agent is the end purchaser of the Note, Warrant or Unit, the Agent will confirm the purchase of such Note, Warrant or Unit to the purchaser either by transmitting to the Participants with respect to such Note, Warrant or Unit a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, for sales by the Company of Book-Entry Notes, Book- Entry Warrants or Book-Entry Units to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first

Business Day after the sale date, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement	Time
Procedure
A	11:00 A.M. on the sale date
B	11:00 A.M. on the sale date
C	11:00 A.M. on the sale date
D	12:00 Noon on the sale date
E	2:00 P.M. on the sale date
F	9:00 A.M. on the settlement date
G	10:00 A.M. on the settlement date
H-I	2:00 P.M. on the settlement date
J	4:45 P.M. on the settlement date
K-L	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B”, “C”, “D” and “E” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note, whether issued alone or as part of a Unit, has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedure” “D” and “E” shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. “Settlement Procedure” “J” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit is rescheduled or canceled, BoNY, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M.

on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If BoNY fails to enter an SDFS deliver order with respect to a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit pursuant to Settlement Procedure “H”, BoNY may upon the written request of the Company deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note, Warrant or Unit to BoNY’s participant account, provided that BoNY’s participant account contains a principal amount of the Global Note representing such Note, an aggregate notional amount of the Global Warrant representing such Warrant, or an aggregate face amount of the Global Unit representing such Unit that is at least equal to the principal amount, notional amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, all the Book-Entry Warrants represented by a Global Warrant or all the Book-Entry Units represented by a Global Unit, BoNY will mark such Global Note, Global Warrant or Global Unit “canceled,” make appropriate entries in BoNY’s records and send such canceled Global Note, Global Warrant or Global Unit to the Company. The CUSIP number assigned to such Global Note, Global Warrant or Global Unit shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, with respect to one or more, but not all, of the Book- Entry Warrants represented by a Global Warrant, or with respect to one or more, but not all, of the Book-Entry Units represented by a Global Unit, BoNY will exchange such Global Note, Global Warrant or Global Unit, as the case may be, for two Global Notes, for two Global Warrants or for two Global Units, as the case may be, one of which shall represent such Book-Entry Note or Notes, such Book-Entry Warrant or Warrants or such Book-Entry Unit or Units and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes, Book-Entry Warrants or Book-Entry Units previously represented by the surrendered Global Note, Global Warrant or Global Unit and shall bear the CUSIP number of the surrendered Global Note, Global Warrant or Global Unit.

If the purchase price for any Book-Entry Note, Book-Entry Warrant or Book-Entry Unit is not timely paid to the Participants with respect to such Note, Warrant or Unit by the beneficial purchaser thereof (or any person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “I”, respectively. Thereafter, BoNY will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, Book-Entry Warrant or Book- Entry Unit, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to have been represented by a Global Note, a Global Warrant or a Global Unit, as the case may be, BoNY will provide, in accordance with Settlement Procedures “F” and “H”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note, for the issuance of a Global Warrant representing the Book-Entry Warrants to be represented by such Global Warrant and for the issuance of a Global Unit representing the Book-Entry Units to be represented by such Global Unit and, in each case, will make appropriate entries in its records.

EXHIBIT D

JPMORGAN CHASE & CO.

GLOBAL MEDIUM-TERM NOTES, SERIES E NOTES

TERMS AGREEMENT

__________________ , 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

     The undersigned agrees to purchase your Global Medium-Term Notes, Series E, [specified designation], each having the terms set forth below:

     Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated November 21, 2008, as amended by a prospectus supplement dated November 21, 2008, a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Notes are expected to have the terms described below, but the final terms of the Notes will be those set forth in the applicable final term sheet, pricing supplement, index supplement or underlying supplement.

All Notes	Fixed Rate Notes	Floating Rate Notes

Principal Amount:	Interest Rate:	Base Rate:

Purchase Price:	Applicability of Modified	Index Maturity:
Payment upon Acceleration:

Price to Public:	If yes, state issue price:	Index Currency:

Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):

Place of Delivery:	Applicability of Annual	Spread Multiplier:
Interest Payments:

Specified Currency:	Denominated Currency (if	Alternate Rate Event
	any):	Spread:

All Notes	Fixed Rate Notes	Floating Rate Notes

Original Issue Date:	Indexed Currency or	Initial Interest Rate:
Currencies (if any):

Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:

Interest Payment Dates:	Exchange Rate Agent (if	Interest Reset Dates:
any):

Interest Payment Period:	Reference Dealers:	Interest Reset Period:

Maturity Date:	Face Amount (if any):	Maximum Interest Rate:

Optional Repayment	Fixed Amount of each	Minimum Interest Rate:
Date(s):	Indexed Currency (if any):

Optional Redemption	Aggregate Fixed Amount of	Calculation Agent:
Date(s):	each Indexed Currency (if
any):

Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:

Initial Redemption	If yes, state Final Maturity
Percentage:	Date:

Annual Redemption
Percentage Reduction:

Ranking:

Minimum Denominations:

Other Provisions:

     1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

     By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Notes as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Notes.

     The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and

7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4].

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

     The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

     This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

J.P. MORGAN SECURITIES INC.,

By:
Name: Title:

Accepted:

JPMORGAN CHASE & CO.

By:
Name: Title:

EXHIBIT D-1

JPMORGAN CHASE & CO.

GLOBAL WARRANTS, SERIES E

WARRANTS TERMS AGREEMENT

___________________, 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

     The undersigned agrees to purchase your Global Warrants, Series E, [specified designation] having the terms set forth below:

     Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated November 21, 2008, as amended by a prospectus supplement dated November 21, 2008, a product supplement no. [     ] dated [         ] and a final term sheet or pricing supplement which we expect to be dated on or about [         ]. The Warrants are expected to have the terms described below, but the final terms of the Warrants will be those set forth in the applicable final term sheet or pricing supplement.

Warrants:

Designation of the Series of Warrants: [Call] [Put] Warrants

Warrant Property:

Aggregate Number of Warrants:

Date(s) upon which Warrants may be exercised:

Currency in which exercise payments shall be made:

Exchange Rate (or method of calculation):

Expiration Date:

D-1-1

Warrants:

Form of Settlement:
[Call Price:]1

[Formula for determining Cash Settlement Value:]2

[Amount of Warrant Property Salable per Warrant:]3

[Put Price for such specified amount of Warrant Property per Warrant:]2

[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:]3

Other Terms:

     1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

     By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Warrants as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Warrants.

     The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4].

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

[1]	Applicable to Call Warrants
[2]	Applicable to Put Warrants
[3]	Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

     The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and

D-1-2

provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

     This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

D-1-3

J.P. MORGAN SECURITIES INC.,

By:
Name: Title:

Accepted:

JPMORGAN CHASE & CO.

By:
Name: Title:

D-1-4

EXHIBIT D-2

JPMORGAN CHASE & CO.

GLOBAL UNITS, SERIES E

UNITS TERMS AGREEMENT

___________________ , 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

     The undersigned agrees to purchase your Global Units, Series E, [specified designation] having the terms set forth below:

     Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated November 21, 2008, as amended by a prospectus supplement dated November 21, 2008, a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Units are expected to have the terms described below, but the final terms of the Units will be those set forth in the applicable final term sheet or pricing supplement.

All Units:	Warrants Issued as Part of a Unit:

Settlement Date and Time:	Designation of the Series of Warrants: [Call] [Put] Warrants

Number (Face Amount):	Warrant Property:

Purchase Price:	Aggregate Number of Warrants:

Specified Currency:	Date(s) upon which Warrants may be exercised:

Severability:	Currency in which exercise payments shall be made:

Other Terms:	Exchange Rate (or method of calculation):

Expiration Date:

Form of Settlement:

D-2-1

All Units:	Warrants Issued as Part of a Unit:

[Call Price:][1]

[Formula for determining Cash Settlement Value:][2]

[Amount of Warrant Property Salable per Warrant:][3]

[Put Price for such specified amount of Warrant Property per Warrant:][2]

[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:][3]

Other Terms:

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:

Principal Amount:	Interest Rate:	Base Rate:

Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:

Price to Public:	If yes, state issue price:	Index Currency:

Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):

Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:

Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:

Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:

Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:

Maturity Date:	Exchange Rate Agent (if any):	Interest Reset Dates:

Interest Payment Date(s):	Reference Dealers:	Interest Reset Period:

[1]	Applicable to Call Warrants
[2]	Applicable to Put Warrants
[3]	Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:

Interest Payment Period:	Face Amount (if any):	Maximum Interest Rate:

D-2-2

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:

Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:

Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:

Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:

Initial Redemption Percentage:	If yes, state Final Maturity Date:

Annual Redemption Percentage Reduction:

Ranking:

Series:

Minimum Denominations:

Other Terms:

     1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

     By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Units as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Units.

     The Agents’ obligation to purchase any Program Securities hereunder is subject to (i) the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4].

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

     The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

D-2-3

     This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

D-2-4

J.P. MORGAN SECURITIES INC.

By:
Name: Title:

Accepted:

JPMORGAN CHASE & CO.

By:
Name: Title:

D-2-5

EXHIBIT E

[PriceWaterhouseCoopers LLP Letterhead]

[Date]
Board of Directors
JPMorgan Chase & Co.
270 Park Avenue
New York, NY 10017

JPMorgan Chase & Co.
and
J.P. Morgan Securities Inc.
(the “Agent”)
Ladies and Gentlemen:

We have audited:

1.	The consolidated financial statements of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”).

2.	Management’s assessment of the effectiveness of the Firm’s internal control over financial reporting as of December 31, 2007 which is included in the Form 10-K.

3.	The effectiveness of the Firm’s internal control over financial reporting as of December 31, 2007.

The consolidated financial statements and management’s assessment referred to above are all incorporated by reference in the registration statement (No. 333-        on Form S-3 filed by the Firm under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, together with the Prospectus dated November 21, 2008 and the Prospectus Supplement dated November 21, 2008 in connection with the offering of Global Medium-Term Notes, Series E, Global Warrants, Series E and Global Units, Series E, are herein collectively referred to as the Registration Statement.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

2.	In our opinion, the Firm’s consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Firm as of any date or for any period subsequent to December 31, [ ]; although we have conducted an audit for the year ended December 31, [ ], the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, [ ] and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet and the unaudited consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Firm’s quarterly reports on Form 10-Q for the quarter ended [ ] incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, [ ]. Also, we have not audited the Firm’s internal control over financial reporting as of any date subsequent to December 31, [ ]. Therefore, we do not express any opinion on the Firm’s internal control over financial reporting as of any date subsequent to December 31, [ ].

4.	For purposes of this letter, we have read the minutes of the [ ] meetings of the Board of Directors and the Audit Committee of the Firm, as set forth in the minute books at [ ], officials of the Firm having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [ ] [Audit Committee meeting and the] [ ] Board of Directors meeting which were not approved in final form, but for which the meeting agendas were provided to us; Firm officials have represented that such agendas include all substantive actions taken at such meetings), and have carried out other procedures to [ ] (our work did not extend to the period from [ ] to [ ], inclusive) as follows:

	a.	With respect to the [ ]-month periods ended [ ] and [ ], we have:

		(i)	performed procedures (completed on [ ]) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated financial statements for the [ ]-month period ended [ ], included in the Firm’s quarterly reports on Form 10-Q for the quarter ended [ ], incorporated by reference in the Registration Statement; and

		(ii)	inquired of certain officials of the Firm who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a(i) above comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

	b.	With respect to the period from [ ] to [ ], we have:

		(i)	read the unaudited consolidated financial data of the Firm for [month] of both [ ] and [ ] furnished to us by the Firm, officials of the Firm having advised us that no such financial data as of any date or for any period subsequent to [ ] were available; and

		(ii)	inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

	a.	(i)	Any material modifications should be made to the unaudited consolidated financial statements described in 3, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States.

		(ii)	The unaudited consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

	b.	(i) At [ ] there was any change in the common or preferred stock, increase in long-term debt of the Firm as compared with amounts shown in the [ ] unaudited consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from [ ] to [ ], there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur [and except that the unaudited consolidated financial data as of and month ended [ ], which were furnished to us by the Firm, showed the following changes:]

	[Date]	[Date]	Increase (Decrease)
[(in millions)

Common Stock	$[ ]	$[ ]	$[ ]
Long term debt	$[ ]	$[ ]	$[ ]

	[ ] to	[ ] to	[ ] to
	[ ]	[ ]	[ ]

Consolidated net income	$[ ]	$[ ]	$[ ]

6.	As mentioned in 4b, Firm officials have advised us that no consolidated financial data as of any date or for any period subsequent to [ ] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [ ] have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether:

	a.	At [ ] there was any change in the common or preferred stock, increase in the long-term debt or decrease in total stockholders’ equity of the Firm as compared with amounts shown in the [ ] unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except for:

[ ]

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

[Officials of the Firm informed us however, that they can make no comments with respect to consolidated net income for the period from [ ] to [ ], as compared with the corresponding period in the preceding year, or to decreases in total stockholders’ equity as of [ ], as compared with the corresponding amount shown in the [ ] unaudited consolidated balance sheet incorporated by reference in the Registration Statement.]

7.	For purposes of this letter, we have also read the items identified by you on the attached copies of (a) the Firm’s annual report on Form 10-K for the year ended December 31, [ ], (b) the Prospectus and Prospectus Supplement dated November 21, 2008 (c) the Firm’s quarterly report on Form 10-Q for the quarter ended [ ], and have performed certain procedures with respect to such information, which were applied as indicated with respect to the symbols explained in Attachment 1. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

For purposes of this letter, when performing procedures on average balances, we make no comment as to the appropriateness of the Firm’s method of computing average balances.

8.	[For purposes of this letter, we have also:

	a.	Read the unaudited pro forma combined balance sheet as of December 31, [ ], and the unaudited pro forma combined statements of income for the year ended December 31, [ ], and the [ ] period ended [ ], incorporated by reference in the Registration Statement from [ ] filed by the Firm on [ ] and the [ ] filed by the Firm on [ ].

	b.	Inquired of certain officials of the Firm who have responsibility for financial and accounting matters about:

(i) the basis for their determination of the pro forma adjustments, and

(ii) whether the unaudited pro forma combined balance sheet as of [ ] and the unaudited pro forma combined statements of income for the year ended [ ] and the [ ] period ended [ ] referred to in 8.a. comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

	c.	Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined balance sheet as of December 31, [ ] and the unaudited pro forma combined statements of income for the year ended December 31, [ ] and the [ ] period ended [ ].

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.]

9.	Nothing came to our attention as a result of the procedures specified in paragraph 8, however, that caused us to believe that the unaudited pro forma combined balance sheet as of December 31, [ ] and the unaudited pro forma combined statements of income for the year ended December 31, [ ] and the [ ] period ended [ ], referred to in 8.a. incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the unaudited combined pro forma financial statements, other matters might have come to our attention that would have been reported to you.

10.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those identified by you above, and accordingly, we express no opinion thereon.

11.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in Attachment 1; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages identified by you above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

12.	This letter is solely for the information of the addressees and to assist the Agent in conducting and documenting its investigation of the affairs of the Firm in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Agent agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,